Exhibit 23.1

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Amendment No. 2 of Form S-1 (No. 333-140916) of Energy XXI (Bermuda) Limited of our report dated October 17, 2006 relating to the consolidated financial statements of Energy XXI (Bermuda) Limited as of June 30, 2006 and for the period from inception (July 25, 2005) through June 30, 2006. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP
Houston, Texas
April 2, 2007